EXHIBIT 10.4

NOTE

$2,750,000.00	January 24, 2018

1.

FOR VALUE RECEIVED,  REAL INDUSTRY, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of 210/RELY CAPITAL, LP, a Texas limited partnership (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,750,000.00)  advanced by Lender to or for the benefit or account of Maker pursuant to the terms of that certain Debtor-In-Possession Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), between Maker, as borrower, Lender, as DIP Agent, and the other DIP Lenders party thereto.

2.

Maker promises to pay interest on the unpaid principal amount of this Note from the date hereof until the DIP Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to Lender in Dollars in immediately available funds at Lender’s principal office.  If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest pursuant to the Credit Agreement.

3.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty Agreement.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared immediately due and payable as provided in the Credit Agreement.

4.

Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

5.

Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Note.

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IN WITNESS WHEREOF,  Maker, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

MAKER:

REAL INDUSTRY, INC., a Delaware corporation

By:/s/ Michael J. Hobey
Name: Michael J. Hobey
Title: Interim CEO, President and CFO

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